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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported):   August 30, 1999


                               TRENWICK GROUP INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                   0-14737                    06-1152790
(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)             Identification No.)


         One Canterbury Green, Stamford, Connecticut                06901
         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code:   (203) 353-5500
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Item 5. Other Events


On August 30, 1999, the registrant issued a press release announcing the expansion of its stock repurchase program. The press release is attached hereto as Exhibit A.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 1, 1999

                                        TRENWICK GROUP INC.


                                        By  /s/ James F. Billett, Jr.
                                            --------------------------------
                                            James F. Billett, Jr.
                                            Chairman of the Board, President
                                            and Chief Executive Officer
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                                                                       EXHIBIT A


              Trenwick Group Inc. Expands Stock Repurchase Program


Stamford, Connecticut, August 30, 1999. . .


Trenwick Group Inc. announced today that the share authorization for its stock repurchase program had been increased by 1,000,000 shares. The program was originally adopted in May 1997 with an authorization of 1,000,000 shares, which was increased by 600,000 shares in September 1998. To date, 1,579,000 shares have been repurchased.

Trenwick also announced today that Richard E. Cole, Chairman and Chief Executive Officer of Chartwell Re Corporation, has decided not to join Trenwick as Vice Chairman following the closing of Trenwick's pending acquisition of Chartwell. Mr. Cole will, however, become a member of Trenwick's Board of Directors, as previously announced.